MERCER 0 delltenderoffer.com Exhibit (a)(1)(E) MERCER September 25, 2013

MERCER 1 New Registration – Step 1 MERCER September 25, 2013

MERCER 2 New Registration – Step 2 MERCER September 25, 2013

MERCER 3 Login (Already Registered) MERCER September 25, 2013

MERCER 4 User Agreement MERCER September 25, 2013

MERCER 5 User Agreement (continued) MERCER September 25, 2013

MERCER 6 User Agreement – Do NOT Acknowledge MERCER September 25, 2013

MERCER 7 Home Page MERCER September 25, 2013

MERCER 8 Make My Election MERCER September 25, 2013

MERCER 9 Make My Election (continued) MERCER September 25, 2013

MERCER 10 Make My Election (continued) MERCER September 25, 2013

MERCER 11 Make My Election (continued) MERCER September 25, 2013

MERCER 12 Election Submission MERCER September 25, 2013

MERCER 13 Confirmation Statement MERCER September 25, 2013

MERCER 14 Contact Us MERCER September 25, 2013

MERCER 15 Error Message MERCER September 25, 2013


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10.192.86.111:8210/UserAgreement.aspx

Dell Tender Offer

User Agreement

To use this site, you must agree to the terms of the User Agreement. The *Offer to Purchase* and related documents contain important information on the conditions and risks of the offer that should be considered before deciding whether or not to participate. Only elections to tender, changes of election and withdrawals of previously tendered options submitted online through the website or in paper form in the manner described in the Offer Documents will be accepted. If you do not agree to the terms of the User Agreement on the website, you will be deemed to have rejected the offer by default, and will not receive the one-time cash payment described in the *Offer to Purchase* for your options.

Legal Statements

☐ For complete terms and conditions of the offer, please review the Offer to Purchase for Cash Outstanding Options to Purchase Common Stock under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (the "*Offer to Purchase*") and related documents (collectively, the "Offer Documents"). The Offer Documents contain important information on the terms and conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.

☐ Neither Dell nor its board of directors is making any recommendation as to whether or not you should participate in the offer. You are responsible for reviewing all the materials relating to the offer and deciding whether or not to tender your options for a one-time cash payment.

Do you acknowledge all of the above Legal Statements?

Dell Tender Offer - Mozilla Firefox

To use this site, you must agree to the terms of the User Agreement. The *Offer to Purchase* and related documents contain important information on the conditions and risks of the offer that should be considered before deciding whether or not to participate. Only elections to tender, changes of election and withdrawals of previously tendered options submitted online through the website or in paper form in the manner described in the Offer Documents will be accepted. If you do not agree to the terms of the User Agreement on the website, you will be deemed to have rejected the offer by default, and will not receive the one-time cash payment described in the *Offer to Purchase* for your options.

Legal Statements

☐ For complete terms and conditions of the offer, please review the Offer to Purchase for Cash Outstanding Options to Purchase Common Stock under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (the "*Offer to Purchase*") and related documents (collectively, the "Offer Documents"). The Offer Documents contain important information on the terms and conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.

☐ Neither Dell nor its board of directors is making any recommendation as to whether or not you should participate in the offer. You are responsible for reviewing all the materials relating to the offer and deciding whether or not to tender your options for a one-time cash payment.

Do you acknowledge all of the above Legal Statements?

○ I acknowledge all of the above Legal Statements

○ I do not acknowledge one or more of the above Legal Statements

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User Agreement

To use this site, you must agree to the terms of the User Agreement. The *Offer to Purchase* and related documents contain important information on the terms and conditions and risks of the offer that should be considered before deciding whether or not to participate. Only elections to tender, changes of election and withdrawals of previously tendered options submitted online through the website or in paper form in the manner described in the Offer Documents will be accepted. If you do not agree to the terms of the User Agreement on the website, you will be deemed to have rejected the offer by default, and will not receive the one-time cash payment described in the *Offer to Purchase* for your options.

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Welcome ,

Learn

Click on any of the links below to learn more.

- The Offer to Purchase
- Frequently Asked Questions (FAQs) - Summary of Offer Terms
- Frequently Asked Questions (FAQs) - How to Tender Your Options
- Frequently Asked Questions (FAQs) - How to Withdraw Your Tender Election
- Frequently Asked Questions (FAQs) - What Happens if You Do Not Tender
- Frequently Asked Questions (FAQs) - Payments and Taxes

The above PDF documents require Adobe Acrobat reader. If necessary, you can download Acrobat from Adobe.

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Make My Election

You have 30 days left to elect whether to tender all of your outstanding options under the Dell Inc. 2012 Long-Term Incentive Plan or the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan for a one-time cash payment.

Click here to make your election

You have not yet made an election as to whether to tender all of your outstanding options under the Dell Inc. 2012 Long-Term Incentive Plan or the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan for a one-time cash payment.

Need Help?

Contact the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5996 (international). Additionally, you can send an e-mail to ContactUs@DellTenderOffer.com. Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Note: these services can help you navigate the website, but cannot advise you whether or not to participate in the offer.

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Make My Election

Before making your election, please make sure you received and carefully read the Offer to Purchase for Cash Outstanding Options to Purchase Common Stock under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan. **The offer is subject to the terms and conditions of this document.**

If you choose to tender any of your outstanding options in this offer, you must tender all outstanding options that you hold. Partial tenders will not be accepted. Your personalized option information is current as of September 20, 2013, but excludes options scheduled to expire by their terms prior to October 25, 2013. This information is based on a snapshot in time and is for illustrative purposes only. Your options will cease to be eligible if you exercise them or they expire or otherwise terminate by their terms before the expiration date of the offer, which is October 25, 2013, unless extended by Dell. For information about your currently outstanding options, please go to the Morgan Stanley Benefit Access website at www.benefitaccess.com or call 866-603-1245 (U.S.) or +1-801-617-7414 (international), any time Monday through Friday from 8:00 a.m. to 8:00 p.m., New York City time, excluding holidays. The offer and your election apply only to options granted under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan.

If you elect to participate in the offer, in no event will you receive less than U.S.$300 for each option grant you validly tender and do not withdraw, without interest and reduced by any applicable tax withholdings. The resulting payment will be taxable ordinary income for U.S. federal income tax purposes. You should consult the *Offer to Purchase* for additional information relating to U.S. and foreign income tax consequences of the offer.

Step 1: Elect

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Step 1: Elect

Indicate whether you tender all your outstanding stock options for cash by clicking the "Tender" checkbox beneath the table below.

If you do not wish to tender your outstanding options, or you are withdrawing your previous election to tender all eligible awards, select the "Decline Offer" or "Withdraw" checkbox beneath the table below.

The decision not to tender your options or to withdraw your previously tendered options will have significant consequences for you. Please refer to the *Offer to Purchase* and/or the FAQs entitled "What Happens If You Do Not Tender" for information regarding the consequences of deciding not to participate in the offer. Grants shown in the table reflect eligible options granted under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan.

Grant Number	Grant Date	Effective Expiration Date	Exercise Price	Options Outstanding	One-Time Cash Payment Value
239892	3/4/2004	3/4/2014	$32.86	655	$300.00
Total				**655**	○ **Tender for $300.00** ◉ **Decline Offer**

The option information and dollar amounts above are estimates based on your option information as of September 20, 2013, excluding options scheduled to expire by their terms before October 25, 2013. The information about your options above also reflects the reduction by $0.13 of the per share exercise price of each outstanding option grant that will occur before the expiration of the offer in connection with Dell's payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be determined. Your eligible options, and the corresponding cash payment value, could be impacted by exercise or unscheduled expiration or termination of your outstanding options before the expiration date of the offer (or a later date if the offer is extended by Dell). The amount payable to you will be determined under the terms of the *Offer to Purchase*. For a summary, click here.

Step 2: Authorize

By entering my Dell Badge Number and the authorization code (m2evf2) below, I certify the election I have made. I understand that entering my Dell Badge Number and the authorization code (m2evf2) below is the equivalent of signing my name on a paper form and has the same legal effect as my written signature. I understand that after the expiration of the offer (11:59 p.m. New York City time, on October 25, 2013, unless extended by Dell) I cannot change my election.

Enter your Dell Badge Number: ____________

Enter the Authorization Code as shown: ____________ m2evf2

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Enter the Authorization Code as shown: m2evf2

Step 3: Submit

Submit your election form by clicking the "Submit My Election" button below. The offer and your election apply only to options under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan. Remember, you can return to this website at any time before the expiration of the offer (11:59 p.m., New York City time, on Friday, October 25, 2013, unless extended by Dell) to change your election.

☐ **Before you continue, please click the box to confirm that you have reviewed the** Offer to Purchase for Cash Outstanding Options to Purchase Common Stock **under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan and that you accept and agree to be bound by all of the terms and conditions set forth in the Offer Documents. In particular, please confirm that though you are submitting your election online, you accept and agree to be bound by the terms and conditions set forth in the tender election form or the withdrawal election form, as applicable, copies of which are available here:** Tender Election Form / Withdrawal Election Form

The decision not to tender your options or to withdraw your previously tendered options will have significant consequences for you. Please refer to the *Offer to Purchase* and/or the FAQs entitled "What Happens if You Do Not Tender" for information regarding the consequences of deciding not to participate in the offer. Once you click "Submit My Election", a confirmation e-mail will be sent to your e-mail address as follows: **conrad.kwok@mercer.com**. We expect to send you confirmation of your online tender or withdrawal election, as applicable, by e-mail within one business day after you submit the election. If you do not receive this confirmation within one business day, you should check the status of your election by e-mailing ContactUs@DellTenderOffer.com or calling the Dell Offer to Purchase Service Center at 800-752-2702 (U.S.) or +1-857-362-5936 (international). Representatives are available to help you Monday through Friday from 8:00 a.m. to 10:00 p.m., New York City time, excluding U.S. holidays.

Your e-mail address will be used only for purposes of communications regarding the offer. Dell will not sell or share your e-mail information with third parties unrelated to the offer.

[Cancel] [Submit My Election]


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Step 2: Authorize

Option Exercise Price	Offer to Purchase Value per Share
U.S. $13.05 or less	An amount equal to the excess of U.S. US$13.75 over the per share exercise price of the option grant
U.S. $13.06 - U.S. $15.50	U.S. $0.70
U.S. $15.51 - U.S. $20.00	U.S. $0.40
U.S. $20.01 - U.S. $25.00	U.S. $0.20
U.S. $25.01 - U.S. $50.00	U.S. $0.10

If you elect to participate in the offer, in no event will you receive less than U.S.$300 for each option grant you validly tender and do not withdraw, without interest and reduced by any applicable tax withholdings. The exercise prices indicated above give effect to a $0.13 reduction in the per share exercise price of each outstanding option grant that will occur before the expiration date of the offer in connection with Dell's payment of a special cash dividend of $0.13 per share to record holders of Dell common stock, as of a date to be

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Your Election Has Been Submitted
Your election was submitted as of September 25, 2013 at 4:35:05 p.m., New York City time, using the confirmation code of m2evf2.
Remember, you can log in to this website at any time until the offer expires to change your election.
You may change your mind as many times as you wish, but you will be bound by the last properly submitted election received before the expiration date, which is 11:59 p.m., New York City time, on Friday, October 25, 2013, unless extended by Dell. If you wish to change your election or withdraw your tender election, please submit a new election. Changes of election and withdrawals must be submitted online through the website or in paper form in the manner described in the Offer Documents.
Generate a confirmation statement and print for your records
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DELL

Dell Tender Offer

This confirmation statement has been created for A confirmation e-mail has been sent to: **conrad.kwok@mercer.com**.

Your election was submitted as of September 25, 2013 at 4:35:05 p.m., New York City time, using the confirmation code of (rr2evf2).

You elected to tender all of your current outstanding stock options under the Dell Inc. 2012 Long-Term Incentive Plan or the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan for a one-time cash payment.

Remember, you can log in to this website at any time until the offer expires to change your election.

You may change your mind as many times as you wish, but you will be bound by the last properly submitted election received before the expiration date, which is 11:59 p.m., New York City time, on October 25, 2013, unless extended by Dell. If you wish to change your election or withdraw your tender election, please submit a new election. Changes of election and withdrawals must be submitted online through the website or in paper form in the manner described in the Offer Documents.

Grant Number	Grant Date	Effective Expiration Date	Exercise Price	Options Outstanding	One-Time Cash Payment Value
239892	3/4/2004	3/4/2014	$32.86	655	$300.00
Total				0	Tender for $300.00

Your election above was based on your agreement to the following legal statements upon entering the site:

Legal Statements

- ☑ For complete terms and conditions of the offer, please review the Offer to Purchase for Cash Outstanding Options to Purchase Common Stock under the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan (the *"Offer to Purchase"*) and related documents (collectively, the "Offer Documents"). The Offer Documents contain important information on the terms and conditions and risks of the offer that should be considered before deciding whether or not to participate. If there is a discrepancy between the information in this website and the Offer Documents, the Offer Documents will govern. You should rely only on the information contained in the Offer Documents.
- ☑ Neither Dell nor its board of directors is making any recommendation as to whether or not you should participate in the offer. You are responsible for reviewing all the materials relating to the offer and deciding whether or not to tender your options for a one-time cash payment.


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Note: these services can help you navigate the website, but cannot advise you whether or not to participate in the Offer to Purchase.
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